Exhibit 1.1

Beacon Roofing Supply, Inc.

5,000,000 Shares of Common Stock

Underwriting Agreement

December 6, 2023

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

Ladies and Gentlemen:

CD&R Boulder Holdings, L.P., a Cayman Islands exempted limited partnership (the “Selling Stockholder”), as a stockholder of Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,000,000 shares (the “Underwritten Shares”) of Common Stock, $0.01 par value per share (the “Stock”), of the Company. In addition, the Selling Stockholder proposes, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters, at the option of the Underwriters, up to an additional 750,000 shares of Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Underwriters” in this Agreement shall mean the singular “Underwriter.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-273768) in respect of the Stock held by the Selling Stockholder, including the Shares, has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the related registration fee for the offering of the Shares has been paid in accordance with Rule 457(r); such registration statement, and any post-effective amendment thereto, became effective on filing pursuant to Rule 462(e) under the Act; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, together with the preliminary prospectus supplement, dated December 6, 2023, to the Basic Prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, any post-effective amendment to such registration statement filed with the Commission on or prior to the date of this

Agreement, and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, together with the final prospectus supplement, dated the date hereof, relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); all references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated,” “referred to” or “set forth” in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the requirements of the Act and the rules and regulations of the Commission thereunder to be a part of or included in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be;

(b) No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriters is the Underwriter Information (as defined below)) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(c) For the purposes of this Agreement, the “Applicable Time” is 4:08 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each “broadly available road show” (means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person), if any, when taken together as a whole with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any (i) Underwriter Information or Selling Stockholder Information or (ii) information furnished in writing to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriters is the Underwriter Information) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(d) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus at the time they were filed with the Commission (collectively, the “Incorporated Documents”) complied in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriters is the Underwriter Information) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) in the case of the Registration Statement, as of the effective date of the most recent post-effective amendment to the Registration Statement filed with the Commission on or prior to the date hereof, and (ii) in the case of the Prospectus or any other amendment or supplement to the Registration Statement or the Prospectus, as of its applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriters is the Underwriter Information) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(f) Except as otherwise described in the Registration Statement, Pricing Disclosure Package, and/or the Prospectus, since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as the case may be, (i) there has not been (a) any material change in the capital stock or other equity interests (other than the issuance of shares of common stock upon exercise of stock options described as outstanding in, and the vesting of restricted stock or restricted stock units and the grant of stock options and stock awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than quarterly dividends payable or paid to holders of the Company’s Series A preferred stock in accordance with the terms thereof and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or (b) any material adverse change in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, or any development which would reasonably be expected, individually or in the aggregate, to result in such a change; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is materially adverse to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is outside the ordinary course of business and materially adverse to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(g) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid leasehold interest in or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) except such as (i) are described in the Registration Statement, Pricing Disclosure Package and the Prospectus (including, for the avoidance of doubt, the Liens arising out of or related to the Company’s existing credit facilities and the Company’s outstanding senior notes), as do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or adversely affect the ability of the Company to perform its obligations and consummate the transactions contemplated herein and in this Agreement (a “Material Adverse Effect”);

(h) The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and to enter into and perform its obligations under this Agreement, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(i) The only subsidiaries of the Company are the subsidiaries listed on Schedule III hereto and Schedule III accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of incorporation or organization of each such subsidiary. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule III hereto under the caption “Significant Subsidiaries”;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold pursuant to this Agreement, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of capital stock of the Company (including the Shares) were issued in violation of preemptive or other similar rights of any stockholder of the Company; and all of the issued shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Significant Subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such subsidiary of the Company have been duly and validly authorized and issued, and in each case, except as otherwise set forth in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all Liens other than the Liens granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(k) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(l) Neither the Company nor any of its subsidiaries is (i) in violation of any provision of its certificate of incorporation, certificate of formation, limited liability company agreement, by-laws, limited partnership agreement or similar organizational document (each an “Organizational Document”); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, swap agreement, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each such agreement, a “Company Document”); or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The sale of the Shares, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Document, (y) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (z) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (x) and (z) above, for any such conflict, breach, Lien or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate in all material respects;

(n) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and (ii) no such investigations, actions, suits or proceedings are, to the knowledge of the Company, currently threatened by any governmental or regulatory authority or by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required to be described in the Registration Statement pursuant to the Act and the rules and regulations of the Commission thereunder that have not been described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(o) The Company is not, and after giving effect to the offering and sale of the Shares, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) The financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules (if any) and notes thereto, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified (subject to the omission of footnotes and normal year end audit and other adjustments, as to any interim period financial statements). All of such financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, subject to any limitations set out in the notes to the financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and comply in all material respects with all applicable accounting requirements under the Act and the regulations of the Commission thereunder, or the Exchange Act and the regulations of the Commission thereunder, as applicable.

(r) Ernst & Young LLP (“E&Y”), who have audited certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, are, and have been in all such periods for which such financial statements are so included or incorporated by reference, an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act and the rules and regulations of the Commission thereunder;

(s) The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act;

(t) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information required to be stated therein in accordance with the rules of the Commission and published guidelines applicable thereto; the Company has established, maintained and periodically evaluates the effectiveness of its “internal control over financial reporting” and “disclosure controls and procedures” (each as defined in Rules 13a-15 and 15d-15 under the Exchange Act); the Company’s internal control over financial reporting and disclosure controls and procedures are effective and comply with the requirements of the Exchange Act;

(u) (i) Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses or significant deficiencies (each as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting; and (ii) the Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls, in each case that to the Company’s knowledge occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or at any time subsequent thereto;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or controlled affiliates, has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and all similar anti-bribery and anti-corruption laws and regulations of foreign jurisdictions to the extent applicable to the Company and its subsidiaries (together with the FCPA, “Anti-Corruption Laws”), including any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and the Company and its subsidiaries and, to the knowledge of the Company, their respective controlled affiliates have conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to promote, continued compliance therewith;

(x) The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes and the rules and regulations thereunder (including the USA PATRIOT Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”)) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to the extent applicable to the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) (a) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or controlled affiliates is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including but not limited to OFAC) or any other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065) (each a “Sanctioned Country”).

(z) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the use of such intellectual property in the conduct of their respective businesses does not conflict in any material respect with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(aa) The Company and its subsidiaries have timely filed all material tax returns required to be filed through the date hereof (subject to any permitted extensions) and (i) the Company and its subsidiaries have paid all federal and state income taxes (other than with respect to immaterial amounts being contested in good faith and for which adequate reserves, charges, and accruals have been made in accordance with GAAP in the Company’s financial statements referred to in Section 1(q) hereto) and all other material federal, state, local and foreign taxes (including estimated taxes, assessments, fines and penalties), in each case, required to be paid through the date hereof, and (ii) there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so possess or have made would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(cc) The Company and its subsidiaries (i) are, to the Company’s knowledge, in compliance with any and all applicable federal, state, local and foreign laws (including the common law), statutes, codes, ordinances, rules, regulations, decisions, binding policies and orders of a governmental authority having jurisdiction relating to the protection of human health (as it relates to exposure to materials of environmental concern), the environment, pollution or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received written notice from any governmental authority having jurisdiction of any actual or potential liability or obligation for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants under applicable Environmental Law involving their respective businesses; and (iv) to the Company’s knowledge, are not the subject of any pending, and have not received written notice of any threatened, administrative, regulatory or judicial claims, actions, suits, demands, notices of noncompliance or violation, proceedings or governmental investigations relating to any Environmental Law, except in any such case for any such failure to comply with Environmental Laws, or failure to receive or comply with required permits, licenses or approvals, or liability, obligation, claim, action, suit, demand, notice, proceeding or investigation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent;

(ee) The Company and its subsidiaries have insurance which is in amounts and insures against such losses and risks as the Company believes are reasonable and customary for the business in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business that would not have a Material Adverse Effect;

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption), that, as to each of clauses (ii), (iii) and (iv), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (a) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (b) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (c) any event or condition giving rise to a liability under Title IV of ERISA; or (d) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability;

(gg) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization (excluding, for the avoidance of doubt, any contemplated lawful stabilizing activities of the Underwriters in connection with the sale of the Shares) or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

(hh) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and (i) the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that is required to be described pursuant to Item 404 of Regulation S-K of the Commission in the Registration Statement pursuant to the Act and the rules and regulations of the Commission thereunder or (ii) the customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 101 of Regulation S-K of the Commission in the Registration Statement pursuant to the Act and the rules and regulations of the Commission thereunder, in each case that has not been so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement which have not been so filed;

(ii) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Shares as herein contemplated and the consummation of the transactions contemplated by this Agreement, except (w) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the offering and resale of the Shares by the Underwriters, (x) the registration under the Act of the offer and sale of the Shares, (y) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and (z) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(jj) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans;

(kk) Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable, and nothing has come to the attention of the Company that has caused it to believe that such data is not accurate in all material respects;

(ll) There is not a broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of the offering and sale of the Shares contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters by the Selling Stockholder pursuant to this Agreement;

(mm) Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any of the Shares to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act;

(nn) (i) The Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, internet websites, data and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment and technology (collectively, “IT Systems and Data”) operate and perform as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures to protect and prevent security breaches of, unauthorized access to and other similar compromises of IT Systems and Data reasonably consistent with industry practices; (iii) to the knowledge of the Company, there have been no cyber-attacks, security breaches or unauthorized access to or use of their IT Systems and Data; and (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of clauses (i), (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(oo) Neither the Company nor any of its subsidiaries plans to purchase any of the Shares sold hereunder.

Any certificate signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder have been obtained, or will be obtained prior to the First Time of Delivery (as hereinafter defined); and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder;

(b) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) violate the provisions of any organizational or similar documents pursuant to which the Selling Stockholder was formed or is bound or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of clause (i) or clause (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder and thereunder;

(c) Immediately prior to each Time of Delivery the Selling Stockholder will be the beneficial or record holder of the Shares to be sold by the Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriters, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Underwriters;

(d) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization (excluding, for the avoidance of doubt, any contemplated lawful stabilizing activities of the Underwriters in connection with the sale of the Shares) or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares; and

(f) To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use therein in preparation of the answers to Item 7 of Form S-3, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any such amendment or supplement thereto do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made).

3. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $79.73 (the “Purchase Price”) the number of Underwritten Shares as set forth opposite the name of such Underwriters in Schedule I hereto.

In addition, the Selling Stockholder agrees to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares, the number of Option Shares as set forth opposite the name of such Underwriters in Schedule I hereto. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholder by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriters in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and by each Selling Stockholder as set forth in Schedule I hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Underwriters to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the First Time of Delivery but shall not be earlier than the First Time of Delivery.

Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

4. Upon the authorization by the Selling Stockholder of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Underwriters, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Underwriters at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Underwritten Shares, 10:00 a.m., New York time, on December 11, 2023 or such other time and date as the Underwriters and the Selling Stockholder may agree upon in writing, or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date for delivery of the Underwritten Shares is herein called the “First Time of Delivery”, and the time and date for such payment for the Option Shares, if other than the First Time of Delivery, is herein referred to as the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents shall each be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof will be delivered at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC at such Time of Delivery. A meeting will be held at the Closing Location or telephonically at approximately 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. (a) The Company agrees with each of the Underwriters:

(i)

To prepare the Prospectus in a form reasonably approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the First Time of Delivery without the Underwriters’ consent (which shall not be unreasonably withheld or delayed); for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule

173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission in connection with the offering and sale of the Shares and to furnish the Underwriters with copies thereof, provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering and sale of the Shares; to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(ii)

If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof;

(iii)

If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Underwriters. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(iv)

Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(v)

Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with physical and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Underwriters and upon the Underwriters’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many physical and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(vi)

To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing such statement with the Commission’s EDGAR System;

(vii)

During the period beginning from the date hereof and continuing to and including the date thirty (30) days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or performance share or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (C) any shares of Stock issued or options to purchase Common Stock or restricted stock units, restricted shares, performance shares or deferred stock units granted pursuant to employee benefit or compensation plans of the Company referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (D) any shares of Stock, restricted stock units, restricted shares, performance shares or deferred stock units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (E) the filing of any registration statement on Form S-8 or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan, or (F) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (F) does not exceed five percent (5%) of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto), without having received a prior written waiver from the Underwriters;

(viii)	To use its reasonable best efforts to maintain the listing of the Shares on the NASDAQ Global Select Market (the “Exchange”); and

(ix)

To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(b) The Selling Stockholder agrees with each of the Underwriters:

(i)

To deliver to the Underwriters prior to the First Time of Delivery a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or an applicable IRS Form W-8, as appropriate, together with all required attachments, if any, of the Selling Stockholder, establishing a complete exemption from United States backup withholding tax.

7. (a) The Company represents and agrees that, without the prior consent of the Underwriters (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior written consent of the Company and the Underwriter (in each case, which shall not be unreasonably withheld or delayed), it has not made and it will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters prior to the date hereof is listed on Schedule II(a) and Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information).

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section 8, shall not exceed $25,000; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section 8, shall not exceed $25,000; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) [Reserved]; and (viii) all other costs and expenses incurred by the Company in performance of or compliance with its obligations under this Agreement. Except as otherwise set forth in clause (viii) of the immediately preceding sentence, the Selling Stockholder covenants that it will pay or cause to be paid (x) all taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; provided that the Underwriters agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated and (y) the fees and expenses of its legal counsels, Debevoise & Plimpton LLP and Maples and Calder, Cayman Islands counsel. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses. It is understood, however, that except as provided in this Section, and Sections 10 and 12 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject to the condition that all representations and warranties of the Company and the Selling Stockholder herein and the statements of the Company and its officers and the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement are, at and as of such Time of Delivery, true and correct (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Underwriters its written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Underwriters;

(c) Squire Patton Boggs (US) LLP, counsel for the Company, shall have furnished to the Underwriters its written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Underwriters;

(d) Debevoise & Plimpton LLP, counsel for the Selling Stockholder, shall have furnished to the Underwriters its written opinion with respect to matters of New York law, dated such Time of Delivery, in form and substance satisfactory to the Underwriters;

(e) Maples and Calder, Cayman Islands counsel for the Selling Stockholder, shall have furnished to the Underwriters its written opinion with respect to matters of Cayman Islands law, dated such Time of Delivery, in form and substance satisfactory to the Underwriters;

(f) On (i) the date of the Prospectus at a time prior to the execution of this Agreement, and (ii) at each Time of Delivery, E&Y, independent public accountants of the Company, shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters and in accordance with professional auditing standards;

(g) Since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any material adverse change, or any development that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), its rating of any debt securities of the Company or any of its subsidiaries;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the New York Stock Exchange or The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto;

(l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(m) At each Time of Delivery, there shall not have occurred since the date hereof, nor shall there exist, any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole, and, at each Time of Delivery, the Underwriters shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Time of Delivery, to the effect that (i) there has been no such Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole, (ii) the representations and warranties of the Company herein are true and correct at and as of such Time of Delivery with the same force and effect as though expressly made at and as of such Time of Delivery, and (iii) the Company has complied with all of its respective obligations hereunder to be performed at or prior to such Time of Delivery;

(n) [Reserved];

(o) The Company shall have furnished or caused to be furnished to the Underwriters at or prior to each Time of Delivery, a certificate of the Company, duly executed and acknowledged by the Chief Financial Officer of the Company, satisfactory to the Underwriters, certifying that the Company is not a “United States real property holding corporation” within the meaning of the Internal Revenue Code and the Treasury Regulations promulgated thereunder;

(p) The Selling Stockholder shall have furnished or caused to be furnished to the Underwriters at each Time of Delivery a certificate of an officer of the Selling Stockholder, satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Selling Stockholder herein at and as of such Time of Delivery, as to the performance by the Selling Stockholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Underwriters may reasonably request; and

(q) No action shall have been taken by, and no statute, rule, regulation or order shall have been enacted, adopted or issued by, any federal, state or foreign governmental or regulatory authority that would, at such Time of Delivery, prevent the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, at such Time of Delivery, prevent the sale of the Shares by the Selling Stockholder.

10. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of such Underwriter involved on behalf of such Underwriter in the distribution process for the Stock) (each such person, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (in the case of either an Issuer Free Writing Prospectus or such “issuer information”, taken together with the Pricing Prospectus) or any “road show” (as defined in Rule 433(h) under the Act) not constituting an Issuer Free Writing Prospectus, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse such Underwriter or Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to such Underwriter or Underwriter Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by such Underwriter is the Underwriter Information.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter and each Underwriter Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in the case of each of clause (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use in the preparation of the answers to Item 7 of Form S-3; and will reimburse each Underwriter or Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriters is the Underwriter Information), provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (y) the number of Shares sold by the Selling Stockholder and (z) the per share net proceeds to the Selling Stockholder as set forth in the Pricing Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers and directors (each such person, a “Company Indemnified Party” or a “Selling Stockholder Indemnified Party”, as applicable, and, together with the Underwriter Indemnified Parties, the “Indemnified Parties”) against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder or such Company Indemnified Party or Selling Stockholder Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in the case of each of clause (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by each Underwriter expressly for use therein; and will reimburse the Company and the Selling Stockholder or Company Indemnified Party or Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholder each acknowledge that the following statements (the “Underwriter Information”) constitute the only information furnished in writing by or on behalf of such Underwriter for inclusion in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus: the marketing name of such Underwriter set forth on the cover page of the Pricing Prospectus; the legal name of such Underwriter; and the statements in the third, fourth, sixth, eleventh, twelfth and thirteenth paragraphs, all of which are under the heading “Underwriting” contained in the Pricing Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or any action affected without its prior written consent.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of the Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by the Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder as set forth in the Pricing Prospectus.

(f) The obligations of the Company and the Selling Stockholder under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each Company Indemnified Party and each Selling Stockholder Indemnified Party.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any Underwriter Indemnified Party, or the Company, or the Selling Stockholder, or any Company Indemnified Party or Selling Stockholder Indemnified Party and shall survive delivery of and payment for the Shares.

12. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9 (other than as a result of the occurrence of any event described in Section 9(j)(i), (iii), (iv) or (v)) or if any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, (x) the Company, or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by the Selling Stockholder, or the termination by the Underwriter for failure to satisfy the conditions set forth in, and in accordance with the provisions of, Sections 9(d), 9(e) or 9(q) hereof, the Selling Stockholder, will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor the Selling Stockholder shall then be under any further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

13. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com; if to the Company shall be delivered or sent by mail or electronic transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Frank Lonegro, Chief Financial Officer, and Christine E. Reddy, Executive Vice President, General Counsel and Corporate Secretary, telephone no. (202) 744-0026, email: Christine.reddy@becn.com, with a copy to Squire Patton Boggs (US) LLP, 2550 M Street NW, Washington, DC 20037, Attention: Abby E. Brown; if to the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for the Selling Stockholder at Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001; and if to any stockholder that has delivered a lock-up letter described in Section 9(l) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address above. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 10 and 11 hereof, the Indemnified Parties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto. Moreover, the Selling Stockholder acknowledges and agrees that, although the Underwriters may be required or choose to provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at any price, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, each of the Company and the Selling Stockholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder.

[Remainder of page intentionally left blank]

Very truly yours, BEACON ROOFING SUPPLY, INC.

By:	/s/ Frank A. Lonegro
Name: Frank A. Lonegro
Title: Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

CD&R BOULDER HOLDINGS, L.P.

By:	CD&R Investment Associates IX, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Ventura
Name: Michael Ventura
Title: Managing Director, Head of Industrials ECM

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Underwritten Shares to be Purchased	Total Number of Option Shares to be Purchased
RBC Capital Markets, LLC	5,000,000	750,000
Total:	5,000,000	750,000

Schedule I-1

SCHEDULE II

(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b)    Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

Purchase price per share is $79.73.

Public offering price per share is as to each investor, the price paid by such investor.

The number of Underwritten Shares is 5,000,000.

The number of Option Shares is 750,000.

The First Time of Delivery is December 11, 2023.

Schedule II-1

SCHEDULE III

Name	Jurisdiction of Organization	Type of Entity
Beacon Sales Acquisition, Inc.	Delaware	Corporation
SCE Waterproofing Holdings, Inc.	Delaware	Corporation
Beacon Canada, Inc.	Delaware	Corporation
Waterproofing Products Solutions, LLC	Delaware	Limited Liability Company
Coastal Construction Products, LLC	Florida	Limited Liability Company
Beacon Roofing Supply Canada Company	Nova Scotia	Unlimited Liability Company

Significant Subsidiaries
Beacon Sales Acquisition, Inc.	Delaware	Corporation

Schedule III-1

SCHEDULE IV

Directors, Executive Officers and Stockholders Subject to Lock-Up

Julian G. Francis

Philip W. Knisely

Frank A. Lonegro

Christine E. Reddy

CD&R Boulder Holdings, L.P.

Schedule IV-1

ANNEX II

FORM OF LOCK-UP AGREEMENT

Beacon Roofing Supply, Inc.

Lock-Up Agreement

_______________, 2023

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

Re:    Beacon Roofing Supply, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that the underwriters named in Schedule I to the Underwriting Agreement (as defined below) (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), and CD&R Boulder Holdings, L.P. (the “Selling Stockholder”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock, $0.01 par value per share (the “Stock”), of the Company, pursuant to a Registration Statement on Form S-3 (File No. 333-273768) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the other provisions of this Lock-Up Agreement, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from the Underwriters, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase shares of Stock, shares acquired upon the vesting of restricted stock units or settlement of deferred stock units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (collectively the “Undersigned’s Shares”), the foregoing restriction being expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares.

The Lock-Up Period will commence on the date of the preliminary prospectus supplement in connection with the Public Offering of Shares and continue for 30 days after the Public Offering date set forth on the final prospectus pursuant to the Underwriting Agreement.

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Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares without having received a written waiver from the Underwriters, provided that (1) any such transfer shall not involve a disposition for value (other than those described below in (i), (ii), (v), (vii), (ix) and (x)), (2) such transfers (other than those described below in (i)-(iii), (vii), (ix) and (x)) are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as sales to the Underwriters pursuant to the Underwriting Agreement; or

(ii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Stock involving a change of control of the Company; or

(iii) as a bona fide gift or gifts; or

(iv) transfers by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; or

(v) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin); or

(vi) to the undersigned’s partners, members or shareholders, subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(vii) dispositions or forfeiture of shares of Stock of the undersigned or the retention of shares of Stock by the Company (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Stock, the vesting of restricted stock units or performance shares or the settlement of deferred stock units or (B) in payment of the exercise or purchase price with respect to the exercise of options to purchase Stock, the vesting of restricted stock units or performance shares or the settlement of deferred stock units; or

(viii) transfers of shares of Stock by the undersigned in connection with bona fide gifts of such shares of Stock to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(ix) transfers, including sales, of shares of Stock by the undersigned pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; or

(x) transfers of shares of Stock or other securities acquired in open market transactions after the completion of the Public Offering;

provided, however, that (I) in the case of clauses (iii)-(vi) and (viii), the Underwriters shall have received a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer and (II) in the case of clause (ix), if the undersigned is required to file a report under Section 16(a) of the Exchange Act

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reporting a reduction in beneficial ownership of shares of common stock, the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an existing Rule 10b5-1 plan; and provided further that nothing in this Lock-Up Agreement shall prevent the (x) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that such plan does not provide for the transfer of Stock during the Lock-Up Period, (y) acquisition of shares of Stock, restricted or otherwise, options or warrants to purchase shares of Stock, restricted stock units and performance shares of the Company or (z) exercise of any option or warrant to purchase shares of Stock or the vesting of any restricted stock unit or performance shares of the Company in accordance with their terms. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions, to the extent such Shares are held with the Company’s transfer agent.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall automatically be released from all obligations under this Lock-Up Agreement. This Lock-Up Agreement shall lapse and become null and void if the closing of the Public Offering shall not have occurred on or before August 30, 2023.

The undersigned understands that the Company, the Selling Stockholder and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Name of Stockholder]

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